EIGHTH AMENDMENT AGREEMENT
This EIGHTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 27th day of March, 2013 among:
(a)    CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Core Molding”);

(b)    CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Core Mexico” and, together with Core Molding, collectively, “Borrowers” and, individually, each a “Borrower”);

(c)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d)    KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of December 9, 2008, that provides, among other things, for loans and letters of credit aggregating Twenty-Five Million Two Hundred Forty-Four Thousand Nine Hundred Three Dollars ($25,244,903), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:

1.    Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Base Rate Loan”, “Capital Distribution”, “Commitment”, “Commitment Period”, “Consolidated Fixed Charges”, “Consolidated Unfunded Capital Expenditures”, “Daily LIBOR Loan”, “Loan”, “Maximum Revolving Amount” and “Note” therefrom and to insert in place thereof, respectively, the following:

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, a portion of the Term Loan described in Section 2.3 hereof, a Capex Draw Loan described in Section 2.4(a) hereof, a portion of the Capex Term Loan described in Section 2.4(b) hereof, or the Mexican Loan described in Section 2.5 hereof, that shall be denominated in Dollars and on which a Borrower shall pay interest at a rate based on the Derived Base Rate.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

“Commitment” means the obligation hereunder of the Lenders, during the applicable Commitment Periods, (a) to make Revolving Loans and to participate in the issuance of Letters of Credit and Swing Loans pursuant to the Revolving Credit Commitment, (b) to make the Term Loan pursuant to the Term Loan Commitment (which Term Loan has been repaid prior to the Sixth Amendment Effective Date), (c) to make Capex Loans pursuant to the Capex Commitment, (d) to make the Mexican Loan pursuant to the Mexican Loan Commitment, and (e) to participate in the issuance of the IDRB Letter of Credit; up to the Total Commitment Amount.

“Commitment Period” means (a) with respect to the Revolving Credit Commitment, the period from the Closing Date to May 31, 2015, and (b) with respect to the IDRB Letter of Credit Commitment, the period from the Closing Date to April 17, 2014, or, in the case of both subparts (a) and (b), such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Consolidated Fixed Charges” means, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate, without duplication, of (a) Consolidated Interest Expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, but excluding any measure of ineffectiveness related to interest rate swaps and amortization of loan origination and issuance costs), (b) Consolidated Income Tax Expense, (c) scheduled principal payments of long-term Consolidated Funded Indebtedness (other than scheduled principal payments of the Mexican Loan that were prepaid by Core Molding or any of its Subsidiaries one year (or longer) prior to the due date of such principal payment), (d) Capital Distributions, and (e) Consolidated Unfunded Capital Expenditures; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, Consolidated Unfunded Capital Expenditures shall exclude (i) project costs related to the Matamoros Expansion Project that are incurred on or before December 31, 2012, up to an aggregate amount not to exceed Fourteen Million Five Hundred Thousand Dollars ($14,500,000), and (ii) project costs specifically and only related to the Volvo Project and the SMC Capacity Project that are incurred on or before June 30, 2014, up to an aggregate amount not to exceed Eighteen Million Dollars ($18,000,000).

“Consolidated Unfunded Capital Expenditures” means, for any period, all additions to fixed assets of the Companies not funded with (a) long-term Indebtedness, or (b) Capitalized Lease Obligations.

“Daily LIBOR Loan” means a Revolving Loan described in Section 2.2(a) hereof, or the Mexican Loan described in Section 2.5 hereof, that shall be denominated in Dollars and on which a Borrower shall pay interest at a rate based on the Derived Daily LIBOR Rate.

“Loan” means (a) a Revolving Loan, a Swing Loan, the Term Loan or a Capex Loan granted to Core Molding by the Lenders in accordance with Section 2.2(a), 2.2(c), 2.3 or 2.4 hereof, or (b) the Mexican Loan granted to Core Mexico by the Lenders in accordance with Section 2.5 hereof.

“Maximum Revolving Amount” means Eighteen Million Dollars ($18,000,000), as such amount may be reduced pursuant to Section 2.12(e) hereof

“Note” means a Revolving Credit Note, the Swing Line Note, the Term Note, a Capex Note or the Mexican Note, or any other promissory note delivered pursuant to this Agreement.

2.    Amendment to Definition of “Daily LIBOR Rate”. The definition of “Daily LIBOR Rate” is hereby amended to delete subpart (a) therefrom and to insert in place thereof the following:

“Daily LIBOR Rate” means, for any Daily Interest Period:

(a)    with respect to a Daily LIBOR Loan that is a Revolving Loan, or a Swing Loan, a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) at which, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Daily Interest Period, Dollar deposits in immediately available funds in an amount comparable to such Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market; and

3.    Amendment to Definition of “Required Lenders”. The definition of “Required Lenders” is hereby amended to delete subpart (d) therefrom and to insert in place thereof the following:

(d)    [Reserved].

4.    Addition to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definition thereto:

“SMC Capacity Project” means the expansion of Core Molding's capacity to produce its Sheet Molding Compound.

“Volvo Project” means that certain prospect relating to the pricing agreement between Core Molding and Volvo Trucks North America for the manufacture and sale of certain products.

5.    Deletion of Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Expansion Revolving Credit Commitment”, “Expansion Revolving Credit Exposure”, “Expansion Revolving Credit Note”, “Expansion Revolving Loan” and “Maximum Expansion Revolving Amount” therefrom.

6.    Amendment to Amount and Nature of Credit Provisions.     Section 2.1 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c)    The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, as the Term Loan as described in Section 2.3 hereof, as Capex Draw Loans as described in Section 2.4(a) hereof, as the Capex Term Loan as described in Section 2.4(b) hereof, as the Mexican Loan as described in Section 2.5 hereof, and as Swing Loans as described in Section 2.2(c) hereof; Letters of Credit may be issued in accordance with Section 2.2(b) hereof; and the IDRB Letter of Credit has been issued in accordance with Section 2.6 hereof.

7.    Amendment to Expansion Revolving Credit Commitment Provisions. Article II of the Credit Agreement is hereby amended to delete Section 2.4A in its entirety.

8.    Amendment to Interest Provisions. Section 2.7 of the Credit Agreement is hereby amended to delete subsection (j) in its entirety.

9.    Amendment to Evidence of Indebtedness Provisions. Section 2.8 of the Credit Agreement is hereby amended to delete subsection (f) in its entirety.

10.    Addition to Commitment and Other Fee Provisions.     Section 2.12 of the Credit Agreement is hereby amended to delete subsection (f) in its entirety.

11.    Amendment to Mandatory Prepayment Provisions. Section 2.14 of the Credit Agreement is hereby amended to delete subsections (f)(i) therefrom and to insert in place thereof the following new subsection (f)(i), and to delete subsection (g) in its entirety:

(f)    Application of Mandatory Prepayments. Each Mandatory Prepayment required to be made pursuant to Section 2.14(e) hereof shall be applied as follows:

(i)     if such Mandatory Prepayment is payable by Core Molding, (A) first, to the Term Loan (to the payments of principal in the inverse order of maturities), with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Eurodollar Loans, (B) second, as applicable, to the Capex Draw Loans and the Capex Term Loan (to the payments of principal in the inverse order of maturities), with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Eurodollar Loans, and (C) third, to Revolving Loans, with such payment first to be applied to the outstanding Base Rate Loans and then to the outstanding Daily LIBOR Loans; and

12.    Addition to Financial Statements and Information Covenant Provisions. Section 5.3 of the Credit Agreement is hereby amended to add the following new subsection (h) at the end thereof:

(h)    SEC Reporting. Notwithstanding anything to the contrary contained in this Agreement, the financial statements and reports required pursuant to Section 5.3(b) hereof shall, upon notice of such filing from Core Molding to Agent, be deemed delivered to Agent and the Lenders upon delivery of Core Molding's 10-K report to the SEC for such fiscal year pursuant to Core Molding's public company reporting requirements (and such financial statements and reports shall be readily available to Agent and Lenders). In addition, upon the filing of Core Molding's 10-K report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(b) hereof.

13.    Amendment to Use of Proceeds Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.18 therefrom and to insert in place thereof the following:

Section 5.18. Use of Proceeds. Borrowers' use of the proceeds of (a) the Capex Loans and the Mexican Loan shall be for the Mexican Project, and (b) the Revolving Loans and the Term Loan shall be for working capital and other general corporate purposes (including, without limitation, Acquisitions permitted hereunder, the Volvo Project and the SMC Capacity Project) of the Companies, and for the refinancing of existing Indebtedness.

14.    Amendment to Application of Proceeds Provisions. Section 8.8 of the Credit Agreement is hereby amended to delete subsection (a)(vi) in its entirety.

15.    Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

16.    Amendment to Exhibits. The Credit Agreement is hereby amended to delete Exhibit M (Form of Expansion Revolving Credit Note) in its entirety.

17.    Closing Deliveries. Concurrently with the execution of this Amendment, Core Molding shall:

(a)    execute and deliver to Agent a replacement Revolving Credit Note, in the amount specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b)    deliver to Agent certified copies of the resolutions of the board of directors of Core Molding evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

(c)    pay an administrative fee to Agent, in the amount of One Thousand Dollars ($1,000);

(d)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(e)    pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

18.    Representations and Warranties. Borrowers hereby represent and warrant to Agent and the Lenders that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers' obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

19.    Waiver and Release. Borrowers, by signing below, hereby waive and release Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

20.     References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

21.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

22.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

23.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

24.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT OR THE LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC.

By:	/s/ Herman F. Dick, Jr.
Name:	Herman F. Dick, Jr.
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V.

By:	/s/ Herman F. Dick, Jr.
Name:	Herman F. Dick, Jr.
Title:	Attorney in Fact

KEYBANK NATIONAL ASSOCIATION, As Agent and as a Lender
By:	/s/ Roger D. Campbell
Name:	Roger D. Campbell
Title:	Senior Vice President

Signature Page to
Eighth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Eighth Amendment Agreement dated as of March 27, 2013. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED.

CORE COMPOSITES CINCINNATI, LLC

By:	/s/ Herman F. Dick, Jr.
Name:	Herman F. Dick, Jr.
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

CORE COMPOSITES CORPORATION

By:	/s/ Herman F. Dick, Jr.
Name:	Herman F. Dick, Jr.
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

CORE AUTOMOTIVE TECHNOLOGIES, LLC

By:	Core Molding Technologies, Inc., Its sole member
By:	/s/ Herman F. Dick, Jr.
Name:	Herman F. Dick, Jr.
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

Signature Page to
Guarantor Acknowledgment and Agreement

SCHEDULE 1

COMMITMENTS OF THE LENDERS*

LENDERS	KeyBank National Association
COMMITMENT PERCENTAGE	100%
REVOLVING CREDIT COMMITMENT AMOUNT	$18,000,000.00
TERM LOAN COMMITMENT AMOUNT	$—
CAPEX COMMITMENT AMOUNT	$5,428,574.00
MEXICAN LOAN COMMITMENT AMOUNT	$1,600,000.00
IDRB LETTER OF CREDIT COMMITMENT AMOUNT	$216,329.00
MAXIMUM AMOUNT	$25,244,903.00

TOTAL COMMITMENT AMOUNT	$25,244,903.00

*Effective as of the date hereof, taking into account (a) amortization of principal on the Term Loan Commitment, Capex Commitment and Mexican Loan Commitment, and (b) reductions in the undrawn amount of the IDRB Letter of Credit.

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